UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Cabot Corporation

(Name of Registrant as Specified In Its Charter)

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Explanatory Note

Prior to printing its Notice and Proxy Statement for its 2011 Annual Meeting of Stockholders, Cabot Corporation (the “Company”) found a typographical error in the table in its Definitive Proxy Statement filed with the SEC on January 28, 2011. On page 36 under the heading “2010 Short-Term Incentive Plan Company Targets and Results,” the number of days that would have resulted in a payment at the maximum level on the basis of the Company’s net working capital measured in days performance should have read 103 days, and not 107 days. All other numbers and amounts in the table remained unchanged. The table on page 36 of the Notice and Proxy Statement that will be mailed to stockholders and posted on the Company’s web site has been amended in its entirety to read as follows:

2010 Short-Term Incentive Plan Company Targets and Results

	Threshold Level	Target Level	Maximum Level	2010 Results	Percent Payout
Adjusted EBITDA	$250 million	$300 million	$350 million	$442 million	200%
Net Working Capital Measured in Days	114 days	111 days	103 days	94 days	200%